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                                                                     EXHIBIT 23




Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Discount Auto Parts, Inc. of our report dated July 2, 1999, except as to
Note 4, as to which the date is July 29, 1999, included in the 1999 Annual Report to Stockholders of Discount Auto Parts, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-51244) pertaining to the Discount Auto Parts, Inc. 1992 Team Members Stock Purchase Plan, in the Registration Statement (Form S-8 No 33-55512) pertaining to the Discount Auto Parts, Inc. 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-84058) pertaining to the Discount Auto Parts, Inc. Non Employee Director Plan, and in the Registration Statement (Form S-8 No. 33-96326) pertaining to the Discount Auto Parts, Inc. 1995 Stock Option Plan of our report dated July 2, 1999, except as to Note 4, as to which the date is July 29, 1999, with respect to the consolidated financial statements of Discount Auto Parts, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended June 1, 1999.



                                          Ernst & Young LLP


Tampa, Florida
August 23, 1999